Exhibit 5.01
March 25, 2016

GoPro, Inc.
3000 Clearview Way
San Mateo, CA 94402

Ladies and Gentlemen:
As counsel to GoPro, Inc., a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about March 25, 2016 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,284,456 shares (the “Shares”) of the Company’s Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), subject to issuance by the Company upon the settlement of restricted stock units granted under the Sparrow Acquisition Plan (the “Target Plan”) of Vemory, Inc., a Delaware corporation (the “Target”) and assumed by the Company in accordance with the terms of an Agreement and Plan of Merger, dated as of February 25, 2016 (the “Merger Agreement”) by and among the Company, Sparrow Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, the Target and Path 36, LLC, as Stockholders’ Agent (as defined in the Merger Agreement). At your request we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).
In connection with our opinion expressed we have examined originals or copies of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference) and such matters of fact as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Class A Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter. Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto.
In rendering this opinion we have also assumed the current accuracy and completeness of the information obtained from the documents we reviewed and representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law. Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state.
Based upon, and subject to, the foregoing, it is our opinion that when the Shares of Class A Common Stock that may be issued and sold by the Company upon the settlement of restricted stock units granted under the Target Plan and assumed by the Company in accordance with the terms of the Merger Agreement, have been issued, sold and delivered by the Company in accordance with the terms of the Target Plan and the Plan Agreements, in the manner and for the consideration stated in the Registration Statement and the Prospectus, and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.
Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP

EXHIBIT A

(1)
The Company’s initial Certificate of Incorporation filed with the Delaware Secretary of State on August 24, 2011 and certified by the Delaware Secretary of State on August 25, 2011, the initial Articles of Incorporation of the Company’s predecessor entity, Woodman Labs, Inc., filed with the California Secretary of State on February 17, 2004 and certified by the California Secretary of State on February 17, 2004, and the Certificate of Merger by which the Company reincorporated into Delaware, filed with the Delaware Secretary of State on December 9, 2011.

(2)	The Company’s Restated Certificate of Incorporation, filed with, and certified by, the Delaware Secretary of State on July 1, 2014 (the “Restated Certificate”).

(3)	The Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on December 3, 2014 (the “Bylaws”).

(4)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(5)	The prospectus prepared in connection with the Registration Statement (the “Prospectus”).

(6)	The Target Plan and the related form of agreement (the “Plan Agreement”) for use by the Company under the Target Plan which have been filed as exhibits to the Registration Statement.

(7)
Minutes of meetings and/or actions by written consent of the Company’s Board of Directors and stockholders provided to us by the Company at which, or pursuant to which: (i) the Restated Certificate and the Bylaws were approved, (ii) the filing of the Registration Statement was approved and (iii) the assumption of the Target Plan, including the reservation of the Shares for sale and issuance pursuant to the Target Plan and the sale and issuance of the Shares pursuant to the Target Plan, was approved.

(8)	The Merger Agreement and all exhibits thereto.

(9)
The stock records for the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of March 24, 2016 and a list of option holders and restricted stock units respecting the Company’s capital stock and of any rights to purchase capital stock that was prepared by the Company and dated as of March 24, 2016 verifying and confirming the number of such issued and outstanding securities as of such date).

(10)
A Certificate of Good Standing issued by the Delaware Secretary of State dated March 21, 2016 stating that the Company is duly incorporated, in good standing and was in good standing under the laws of the State of Delaware as of such date.

(11)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).